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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

    1. Monarch Pharmaceuticals, Inc., a Tennessee corporation

    2. King Pharmaceuticals of Nevada, Inc., a Nevada corporation